Exhibit 99.1.1

                                                           For Immediate Release

                   NEW WORLD SHAREHOLDERS APPROVE STOCK SPLIT

EATONTOWN, NJ (8/23/99)--New World Coffee-Manhattan Bagel Inc. (NASDAQ: NWCI) today announced that its shareholders have ratified a one-for-two combination of the Company's common stock.

Each outstanding share of common stock will become one-half share, and the total number of shares of common stock outstanding will be reduced from 20,485,047 to 10,242,523 effective August 24, 1999. This action was part of a Restated Certificate of Incorporation approved by shareholders, which also included provisions for a staggered Board of Directors and various procedural provisions related to the operation of the Board of Directors and stockholders voting, which will also become effective August 24, 1999. New World Coffee-Manhattan Bagel, Inc. has been advised that its Common Stock will trade under the symbol "NWCID" for approximately 20 days commencing August 24, 1999, following which the symbol will again be "NWCI".

New World Coffee-Manhattan Bagel Inc. currently owns, operates, franchises or licenses stores under its two brands in 18 states, and internationally. The Company is vertically integrated in bagel dough and cream cheese manufacturing, and coffee roasting, with plants in New Jersey, California and Connecticut.

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Certain statements in this press release constitute  forward-looking  statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "estimate," "project," "intend," "expect," "should," "would" and similar expressions and all statements which are not historical facts are
intended  to  identify   forward-looking   statements.   These   forward-looking
statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. The above factors are more fully discussed in the Company's SEC filings.

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Press  Contacts:  At New  World  Coffee-Manhattan  Bagel,  Ramin  Kamfar,  (732)
544-0155,  ext.  108,  ramink@bgls.com;  or Bill  Parness,  Parness & Associates
Public    Relations,    (732)   290-0121,    bparnes@netlabs.net.    Web   site:
http://www.nwcb.com